Exhibit 99.1
First Quarter 2010 Earnings Review May 05, 2010 [NYSE: FBP]

Economic Environment Continues to Be Challenging Puerto Rico GDB Economic Activity Index (GDB-EAI) reflected a month-over-month decline of 0.6% while experiencing a 6.8% year-over-year decline, mostly due to a marked decrease in cement sales and seasonal employment changes. Changes in the components of the GDB-EAI on a month over month basis (February vs. January): Total payroll employment +600 Cement Sales +470,000 bags (+0.42%) Changes in the components of the GDB-EAI on a year over year basis (2010 vs. 2009): Electric Power Consumption +2.04% Gasoline Consumption -16.4% GDB Economic Activity Index (1) Puerto Rico GNP & Yearly % Growth 2000 - 2010 (2) GDB Puerto Rico (www.bgfpr.com ). Index and its indicators are subject to monthly revisions. IR= Initial Revision, RT= Revised to Data used for GDB-EAI is adjusted for seasonality and variability. PR Planning Board (www.jp.gobierno.pr ). GNP in millions and at constant prices of 1954. Years are from July 1 to June 30 of next year (fiscal year) | 2

Florida The real GDP growth estimate for the 2009 year was revised downward to -2.7% Existing home sales rose 24% in March 2010 with a total of 16,294 homes sold statewide vs. 13,090 homes sold in March 2009. The median sales price for existing homes was $137,000 vs. $141,300 in March 2009, for a 3% decrease The unemployment rate for March 2010 is 12.3%*. The rate is up 0.6 percentage point from December (11.7%) and up 2.7 percentage points from March 2009 (9.6%) Virgin Islands Unemployment rate reached 8%** as of March 2010 Consumer spending dropped 15% in FY 2009 (from October to September) as individual income declined 25% and corporate income declined 71% Total number of tourist visitors in FY 2009 was down 13.1% vs. FY 2008 Total value of construction permits decreased 9.4% in FY 2009, to $257MM from $284MM in 2008 Florida single family median home price (1) US Virgin Island's Unemployment Rate (2) Florida Association of Realtors, Moody's Economy.com VI Bureau of Economic Research, Department of Labor Statistics, US Census * Seasonally adjusted, ** Not seasonally adjusted Economic Environment Continues to Be Challenging | 3

Financial Performance 1Q 2010 vs. 4Q 2009 | 4 Net loss totaled $107.0MM, or $(1.22) per diluted share, compared to a net loss of $53.2MM, or $(0.64) per diluted share for the 4Q09 Decrease of $20.4MM in net interest income mainly due to the decline in average-earning assets, resulting from the Corporation's strategy to deleverage its balance sheet to further strengthen its capital position, the negative impact on net interest margin of maintaining a higher liquidity position, as well as lower loan yields due to increases in non-performing construction and commercial mortgage loans levels Increase of $33.8MM in provision for loan and lease losses to $171.0MM, compared to a provision of $137.2MM in the 4Q09, mainly due to increases to specific reserves on impaired loans as well as increases in charge-offs which resulted in higher general valuation reserves Increase of $6.5MM in non-interest income is driven by gain on sale of VISA shares, partially offset by lower volume of MBS sales Increase of $2.6MM in non-interest expense is driven by non-controllable expenses such as increases in the deposit insurance premium and increases in charges to the reserve for probable losses on outstanding unfunded loan commitments Income tax expense of $6.9MM, compared to $3.3MM for the 4Q09, mainly related to an increase in taxable income Regulatory capital ratios continue to be above well-capitalized requirements

Income Statement ($ in MM's except for per share results) | 5 * Level of pre-tax earnings adjusted to exclude the provision for loan & lease losses & certain other items

Capital Position The Corporation is well-capitalized, with approximately $437MM and $800MM of total capital and Tier 1 capital as of March 31, 2010, respectively | 6

Capital Raise Update | 7 Retained Sandler O'Neill and UBS to lead capital raise initiatives already in process: Capital raise of $500MM through the issuance of common shares in a private placement process Rights offering to existing shareholders Exchange offer to holders of non-cumulative preferred stocks Discussions with Treasury for conversion of TARP preferred shares to common equity Terms of exchange offer to be disclosed with the filing of the final Form S-4 Exchange offer will have the effect of increasing Tangible Common Equity ratio On April 27, 2010, shareholders approved the increase of number of authorized shares of common stock from 250MM to 750MM The above strategies will be supplemented with selective balance sheet deleverage

Diversified Operation with Multiple Businesses Across Several Markets ($ in MM's) | 8 Loans are net of reserves Assets by Line of Business Total assets decreased by $777MM to $18.9B as of March 31, 2010, from $19.6B as of December 31, 2009 Total gross loans decreased by $655MM during the first quarter of 2010

Successful Core Deposits Growth Over Recent Years ($ in MM's) * Net of Brokered CD's | 9 Successful execution of our core deposit growth strategy resulted in an increase of $418MM, or 8%, in total deposits net of brokered CD's Cost of funds of interest bearing deposits, net of brokered CD's, decreased during 1Q 2010 to 1.87% from 1.95% in 4Q 2009 Total Deposits*

| 10 Total Loan Portfolio * Loans to other Financial Institutions Limited Growth in Loan Portfolio ($ in MM's) Loan portfolio decreased by $655MM, mainly driven by repayment of a $500MM credit facility extended to the Puerto Rico Government When excluding government, total loan production totaled $515MM, a significant reduction of 18% when compared to the previous quarter production of $686MM

Over 80% of total loans are in Puerto Rico, the Corporation's main market Construction portfolio in Florida down to $278MM from $981MM in 2Q06 when construction strategy was halted As of March 31, 2010 Loan Portfolio by Geography & Category ($ in MM's) | 11

For purposes of the above table, high-rise portfolio is composed of buildings with more than 7 stories, mainly composed of three projects that represent approximately 87% of the Corporation's total outstanding high-rise residential construction loan portfolio in Puerto Rico. Mid-rise relates to buildings of up to 7 stories. Mainly composed of two high-rise projects and two single-family detached projects that account for approximately 47% and 33%, respectively, of the Corporation's residential housing projects in Puerto Rico. As of March 31, 2010 Construction Loan Portfolio by Geography ($ in 000's) | 12 Total construction loan portfolio of $1.46B: 33.61% Residential 31.74% Commercial 27.51% Bridge & Land Loans 7.14% Other PR residential portfolio of $397MM distribution by price range: Under $300K 24.0% $300k - $600K 46.6% Over $600K (3) 29.4% Absorption rates on residential construction projects in Puerto Rico financed by the Corporation increased over the last two quarters from 6% in 3Q09, to 9% in 4Q09, and 15% in 1Q10

| 13 Level of non-performing loans increased at a much lower rate than the increases observed during most of 2009. In last two quarters NPA growth averaged 3% compared to an average of 49% in the previous two quarters 18% (46 units) of REO inventory in Puerto Rico and five units in Florida were sold during the first quarter of 2010 with an immaterial net loss at the time of disposition Performance of consumer portfolios continues to be stable Approximately $196MM of loans placed in non-accrual status, mainly construction and commercial loans, were current or had delinquencies of less than 90 days in their interest payments as of March 31, 2010 Reducing Non-Performing Assets is Our #1 Priority ($ in MM's) (1) Collateral pledged to Lehman Brothers

| 14 Management Towards Improvement of Asset Quality ($ in MM's) As of March 31, 2010 approximately $497MM or 30% of total non-performing loans have been charged-off to their net realizable value Continue to provide restructuring alternatives to mitigate losses and revising terms to enable borrowers to repay their loans Proactive programs in place for workouts Net Charge-Offs to Average Loans As of March 31, 2010

| 15 Increase in provision is mainly related to the sustained deterioration of economic conditions that have caused increases in reserve factors Provision to Net Charge-offs Allowance for Loans & Leases Losses Provision and Reserve for Loan Losses ($ in MM's)

| 16 By Rating Distribution: As of March 31, 2010 Highly liquid securities portfolio 94% of portfolio AAA-rated No liquidity issues due to sub-prime mortgage and CDOs High Grade Investment Portfolio ($ in 000's)

Sources of Borrowings | 17 Borrowings totaled $17.2B Total brokered CDs decreased from $7.6B at year-end 2009 to $7.4B as of March 31, 2010 Overall average cost of funds remained stable during the 1Q10 to 2.47% from 2.46% in 4Q09 Higher costs on other borrowings, including repos and advances, was positively offset from the benefit of lower deposit pricing on core and brokered deposits As of March 31, 2010

Maintaining High Liquidity ($ in 000's) | 18 The Corporation further increased its liquidity levels due to potential disruptions from the consolidation of the Puerto Rico banking industry FHLB NY line is expected to grow in line with increases in mortgage originations Advances from the Federal Reserve Discount Window were $600MM as of March 31, 2010 Currently $500MM, and projected to be further reduced throughout 2010 * Information for FirstBank Puerto Rico including FirstBank Overseas Corp as March 31, 2010 (1) Surplus: (liquid assets - short-term liabilities) + secured line of credit; (2) Market Value, subject to 7% haircut; (3) Subject to 25% haircut; (4) Subject to 50% haircut under FRB BIC Program

| 19 2010 Corporate Focus Capital Capital improvement through restructuring initiatives, selected deleverage and capital raise efforts Risk Management Continued efforts focused on improving asset quality Targeted deleverage to reduce risk exposure Risk based pricing models for wholesale products Business Focus Benefit from PR banking consolidation through targeted plan to increase customer base by leveraging on our strength in customer satisfaction Grow core deposits and decrease dependency on brokered deposits Increase non-interest income and loan spreads Targeted loan production to mitigate risk exposure Business Improvement Increase efficiencies and reduce operating expenses Enhance technological infrastructure and platforms Organizational & People Development Talent management to ensure retention of key resources Continue fortifying Corporate Image and Brand Improved Profitability & Capital Position

| 20 Disclaimer This presentation may contain "forward-looking statements" concerning the Corporation's future economic performance. The words or phrases "expect," "anticipate," "look forward," "should," "believes" and similar expressions are meant to identify "forward-looking statements" within the meaning of Section 27A of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbor created by such section. The Corporation wishes to caution readers not to place undue reliance on any such "forward-looking statements," which speak only as of the date made, and to advise readers that various factors, including, but not limited to, uncertainty about whether the Corporation's actions to improve its capital structure will have their intended effect, the risk of being subject to possible regulatory action, the strength or weakness of the real estate markets and of the consumer and commercial credit sectors and its impact on the credit quality of the Corporation's loans and other assets, including the Corporation's construction and commercial real estate loan portfolios, which have contributed and may continue to contribute to, among other things, the increase in the levels of non-performing assets, charge-offs and the provision expense; adverse changes in general economic conditions in the United States and in Puerto Rico, including the interest rate scenario, market liquidity, housing absorption rates, real estate prices and disruptions in the U.S. capital markets, which may reduce interest margins, impact funding sources and affect demand for all of the Corporation's products and services and the value of the Corporation's assets, including the value of derivative instruments used for protection from interest rate fluctuations; the Corporation's reliance on brokered certificates of deposit and its ability to continue to rely on the issuance of brokered certificates of deposit to fund operations and provide liquidity, an adverse change in the Corporation's ability to attract new clients and retain existing ones; a decrease in demand for the Corporation's products and services and lower revenues and earnings because of the continued recession and any consolidation of the banking industry in Puerto Rico and the current fiscal problems and budget deficit of the Puerto Rico government; a need to recognize additional impairments on financial instruments or goodwill relating to acquisitions, uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the United States and the U.S. and British Virgin Islands, which could affect the Corporation's financial performance and could cause the Corporation's actual results for future periods to differ materially from prior results and anticipated or projected results, uncertainty about the effectiveness of the various actions undertaken to stimulate the United States economy and stabilize the United States financial markets, and the impact such actions may have on the Corporation's business, financial condition and results of operations; changes in the fiscal and monetary policies and regulations of the federal government, including those determined by the Federal Reserve System, the Federal Deposit Insurance Corporation, government-sponsored housing agencies and local regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk that the FDIC may further increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in our non-interest expense, risks of not being able to generate sufficient income to realize the benefit of the deferred tax asset; risks of not being able to recover the assets pledged to Lehman Brothers Special Financing, Inc.; changes in the Corporation's expenses associated with acquisitions and dispositions; developments in technology; the impact of Doral Financial Corporation's financial condition on the repayment of its outstanding secured loans to the Corporation; risks associated with further downgrades in the credit ratings of the Corporation's securities; general competitive factors and industry consolidation; and the possible future dilution to holders of common stock resulting from additional issuances of common stock or securities convertible into common stock. The Corporation does not undertake, and specifically disclaims any obligation, to update any "forward-looking statements" to reflect occurrences or unanticipated events or circumstances after the date of such statements.

First BanCorp [NYSE: FBP] Alan Cohen Senior Vice President Marketing and Public Relations Office (787) 729-8256 alan.cohen@firstbankpr.com